                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-46699), the Registration Statement on Form S-3 (No. 333-48555), the Registration Statement on Form S-3 (No. 333-52879), and the Registration Statement on Form S-8 (No. 333-69625) of American Industrial Properties REIT of our report dated February 3, 2000 except for Note 17, as to which the date is March 17, 2000 with respect to the consolidated financial statements and schedule of American Industrial Properties REIT included in its Annual Report on Form 10-K for the year ended December 31, 1999.

                                           /s/ Ernst & Young LLP

Dallas, Texas
March 23, 2000